SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of the 16th day of July, 2009,

BETWEEN:

Wellkey Holdings Limited, a BVI company with a registered office located at Box 933, Abbott Building, Road Town, Tortola, British Virgin Islands

(the “Purchaser”)

AND:

Patrick Mohammed, of 10431 Caithcart Road, Richmond, British Columbia, V6X 1N3

(“Mohammed”)

WHEREAS:

A.	Mohammed is the registered and beneficial owner of 5,500,000 restricted common shares in the capital of Aurum Explorations, Inc. (the “Shares”);

B.	Mohammed wishes to sell and the Purchaser wishes to purchase the Shares pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.	Mohammed agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$100,000 (the “Purchase Price”) at the date of this agreement.

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2.	The Purchaser will deliver to Mohammed US$100,000 (the “Purchase Price”) as consideration for the transfer of the Shares to the Purchaser from Mohammed.

3.	Mohammed represents and warrants to the Purchaser that:

a.
Mohammed owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and Mohammed has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

c.	Mohammed is a resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada).

4.	The effective date of sale and purchase of the Shares will be July 16, 2009 (the “Closing Date”).

5.	On the Closing Date,

Mohammed will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares, and the Purchaser will deliver a certified cheque or solicitor’s trust cheque payable to “Patrick Mohammed” in the amount of US$100,000 as full payment of the Purchase Price.

6.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

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7.	Time will be of the essence of this agreement.

8.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the day and year first above written.

Wellkey Holdings Limited

Per: /s/ Authorized Signatory

  Authorized Signatory

/s/ Patrick Mohammed

  Patrick Mohammed

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